News Release

OP Bancorp Reports Second Quarter 2026 Net Income of $8.0 Million, Diluted EPS of $0.53
compared with first quarter 2026 net income of $7.2 million, diluted EPS of $0.48, and second quarter 2025 net income of $6.3 million, diluted EPS of $0.42
Revenue growth; reversal of provision for credit losses; improved operating efficiency

Los Angeles, CA (July 23, 2026) — OP Bancorp (the “Company”) (NASDAQ: OPBK), parent company of Open Bank, today reported:

($ in thousands, except per share data)	As of and For the Quarter			First Quarter Highlights
	2Q2026	1Q2026	2Q2025	Comparisons reflect 2Q26 vs. 1Q26
Income Statement:				Income Statement
Net interest income	$20,068	$20,523	$19,721
• Revenue continued to grow.
• Reversal of provision reflected the payoff of a previously reserved nonaccrual CRE loan.
•Net income increased 10%, benefiting from strong revenue growth and reversal of provision.
•Diluted EPS improved by $0.05 to $0.53.
•Net interest margin decreased due to a one-time accrual adjustment related to Federal Reserve account.

Noninterest income	5,651	4,032	3,968
Revenue	25,719	24,555	23,689
(Reversal of) provision for credit losses	(149)	412	1,206
Noninterest expense	14,826	14,233	14,037
Net income	$7,978	$7,234	$6,333
Diluted Earnings Per Share (“EPS”)	$0.53	$0.48	$0.42
Net interest margin (1)	3.08%	3.19%	3.23%
Efficiency ratio (2)	57.64	57.97	59.25
Balance Sheet:				Balance Sheet
Average loans (3)	$2,253,270	$2,226,749	$2,095,168	•Average loans increased 1%. •Average deposits increased 1%.
Average deposits	2,315,821	2,300,455	2,223,575
Credit Quality:				Credit Quality
Net charge-offs (recoveries) (1) to average gross loans	0.03%	(0.01)%	0.06%	•Net charge-offs remained low.
Allowance for credit losses on loans to gross loans	1.24	1.27	1.27	•Allowance coverage remained robust at 1.24% of gross loans.
Selected Ratios:				Performance and Capital
Book value per share	$15.99	$15.62	$14.36	•Book value per share continued to increase, reflecting growth in stockholders’ equity.
Return on average assets ("ROAA") (1)	1.18%	1.08%	1.00%	•ROAA and ROAE improved, reflecting stronger profitability
Return on average equity ("ROAE") (1)	13.61	12.56	11.97
Stockholders' equity to asset ratio	8.70	8.62	8.34	•Stockholders’ equity to asset increased, supporting the Company’s capital strength.
Common equity tier 1 capital (“CET1”)	10.98	10.83	11.01	•CET1 remained robust, reflecting a solid capital position.

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)Includes loans held-for-sale.

Sang K. Oh, President and Chief Executive Officer:
“We delivered another quarter of strong financial performance, highlighted by net income of $8.0 million and diluted EPS of $0.53. Our results were driven by continued revenue growth, a reversal of provision for credit losses reflecting the strength of our credit portfolio, and ongoing improvements in operating efficiency. We also maintained solid balance sheet growth, with increases in both loans and deposits, while preserving strong asset quality and capital levels. As we enter the second half of 2026, we remain committed to driving sustainable growth while maintaining disciplined risk management and operating efficiency,” said Sang K. Oh, President and Chief Executive Officer.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Interest Income
Interest income	$38,193	$38,537	$37,665	(1)%	1%
Interest expense	18,125	18,014	17,944	1	1
Net interest income	$20,068	$20,523	$19,721	(2)%	2%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 2Q2026 vs.
	2Q2026		1Q2026		2Q2025
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	1Q2026	2Q2025
Interest-earning Assets:
Loans	$35,731	6.36%	$34,879	6.33%	$34,263	6.56%	3 bps	(20) bps
Total interest-earning assets	38,193	5.87	38,537	6.00	37,665	6.18	(13) bps	(31) bps
Interest-bearing Liabilities:
Interest-bearing deposits	16,891	3.77	16,845	3.83	17,475	4.18	(6) bps	(41) bps
Total interest-bearing liabilities	18,125	3.82	18,014	3.88	17,944	4.18	(6) bps	(36) bps
Ratios:
Net interest income / interest rate spreads	20,068	2.05	20,523	2.12	19,721	2.00	(7) bps	5 bps
Net interest margin		3.08		3.19		3.23	(11) bps	(15) bps
Total deposits / cost of deposits	16,891	2.93	16,845	2.97	17,475	3.15	(4) bps	(22) bps
Total funding liabilities / cost of funds	18,125	3.00	18,014	3.04	17,944	3.17	(4) bps	(17) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 2Q2026 vs.
	2Q2026		1Q2026		2Q2025
	Interest Income	Average Yield (1)	Interest Income	Average Yield (1)	Interest Income	Average Yield (1)	1Q2026	2Q2025
Loan Yield Component:
Contractual interest rate	$35,335	6.29%	$34,254	6.22%	$33,304	6.37%	7 bps	(8) bps
Accretion of SBA loan discount (2)	687	0.12	815	0.15	785	0.15	(3) bps	(3) bps
Amortization of net deferred fees	64	0.01	127	0.02	(60)	(0.01)	(1) bps	2 bps
Amortization of premium	(293)	(0.05)	(312)	(0.06)	(329)	(0.06)	1 bps	1 bps
Amortization of premium - Home mortgage payoffs	(173)	(0.03)	(186)	(0.03)	(63)	(0.01)	— bps	(2) bps
Net interest recognized on nonaccrual loans	(68)	(0.01)	(94)	(0.02)	295	0.06	1 bps	(7) bps
Prepayment penalty income and other fees (3)	179	0.03	275	0.05	331	0.06	(2) bps	(3) bps
Yield on loans	$35,731	6.36%	$34,879	6.33%	$34,263	6.56%	3 bps	(20) bps

(1)Annualized.
(2)Includes discount accretion from Small Business Administration ("SBA") loan payoffs of $232 thousand, $370 thousand and $293 thousand for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(3)Includes prepayment penalty income of $91 thousand, $98 thousand and $166 thousand for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively, primarily from Commercial Real Estate (“CRE”) and SBA loans.

Second Quarter 2026 vs. First Quarter 2026
Net interest income declined by $455 thousand, or 2%, primarily reflecting a one-time interest accrual adjustment related to the Federal Reserve Bank account and the absence of a special FHLB dividend recognized in the prior period. These decreases were partially offset by continued loan growth. As a result, the net interest margin contracted by 11 basis points to 3.08%.

◦Interest-bearing deposits in other banks: Interest income decreased by $910 thousand, primarily due to a one-time $739 thousand accrual adjustment on the Federal Reserve Bank account.
◦Other investments: Interest income decreased by $349 thousand, mainly due to the absence of a special dividend received on FHLB stock in the prior period.
◦Loans: Interest income increased by $852 thousand, driven largely by a $26.5 million increase in average loan balances, reflecting growth in SBA and CRE loans, as well as two additional accrual days during the current period.
◦Deposits: Interest expense remained relatively stable compared to the prior period.

Second Quarter 2026 vs. Second Quarter 2025
Net interest income increased by $347 thousand, or 2%, primarily driven by balance-sheet growth and lower deposit rates. These favorable factors were partially offset by lower loan yields, reduced interest income on interest-bearing deposits in other banks resulting from the aforementioned Federal Reserve Bank interest accrual adjustment and lower interest rates, and higher interest expense associated with the subordinated note issued in November 2025. As a result, the net interest margin declined by 15 basis points to 3.08%.
◦Loans: Interest income increased by $1.5 million, largely attributable to a $158.1 million increase in average loan balances, reflecting growth in CRE loans. The increase was partially offset by a 20-basis-point decline in loan yields, reflecting the downward repricing of adjustable-rate loans and lower rates on new originations following last year’s federal funds rate cuts, as well as the absence of elevated interest income recognized from nonaccrual loans in the prior period.
◦Deposits: Interest expense decreased by $584 thousand, mainly due to a 41-basis-point decline in costs of interest-bearing deposits, driven by the repricing of time deposits following the federal funds rate cuts. This decrease was partially offset by a $121.6 million increase in average interest-bearing deposit balances, reflecting growth in time deposits.
◦Interest-bearing deposits in other banks: Interest income decreased by $1.2 million, primarily due to the aforementioned accrual adjustment on the Federal Reserve Bank account, as well as lower yields on Federal Reserve Bank balances.
◦Subordinated note: Interest expense increased by $490 thousand, mainly due to the subordinated note issued in November 2025.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
(Reversal of) provision for credit losses on loans	$(131)	$400	$1,255	$(531)	$(1,386)
(Reversal of) provision for credit losses on off-balance sheet exposure	(18)	12	(49)	(30)	31
(Reversal of) provision for credit losses	$(149)	$412	$1,206	$(561)	$(1,355)

Second Quarter 2026 vs. First Quarter 2026
Provision for credit losses on loans decreased by $531 thousand, primarily due to the payoff of a previously reserved nonaccrual CRE loan, resulting in the reversal of a $761 thousand specific reserve recorded in the first quarter of 2026.
Second Quarter 2026 vs. Second Quarter 2025
Provision for credit losses on loans decreased by $1.4 million, primarily due to the aforementioned payoff of the nonaccrual CRE loans, as well as lower qualitative reserves driven by slower home mortgage loan growth and a more favorable economic outlook compared to a year ago.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Noninterest Income
Service charges on deposits	$515	$463	$1,017	11%	(49)%
Loan servicing fees, net of amortization	974	722	900	35	8
Gains on sale of loans	3,370	2,050	1,441	64	134
Other income	792	797	610	(1)	30
Total noninterest income	$5,651	$4,032	$3,968	40%	42%

Second Quarter 2026 vs. First Quarter 2026
Noninterest income increased by $1.6 million, or 40%, primarily driven by higher gains on sale of loans and loan servicing fees.

◦Gains on Sale of Loans: Increased by $1.3 million, driven by stronger SBA loan sale activity. The Bank sold $49.1 million in SBA loans at an average premium rate of 8.17%, compared with $32.2 million sold at an average premium rate of 8.27% in the prior period.
◦Loan servicing fees, net of amortization: Increased by $252 thousand, mainly due to lower amortization of servicing assets resulting from reduced payoff activity.

Second Quarter 2026 vs. Second Quarter 2025
Noninterest income increased by $1.7 million, or 42%, primarily due to higher gains on sale of loans, partially offset by lower service charges on deposits.
◦Gains on Sale of Loans: Increased by $1.9 million, driven by stronger SBA loan sale activity and higher premium rates. The Bank sold $49.1 million in SBA loans at an average premium rate of 8.17%, compared with $25.3 million sold at an average premium rate of 7.05% in the prior period.
◦Service Charges on Deposits: Decreased by $502 thousand, largely reflecting lower balances in existing business analysis accounts and closure of certain currency exchange-related accounts during the third quarter of 2025.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Noninterest Expense
Salaries and employee benefits	$9,733	$9,276	$9,075	5%	7%
Occupancy and equipment	1,901	1,811	1,584	5	20
Data processing and communication	380	411	306	(8)	24
Professional fees	454	399	418	14	9
FDIC insurance and regulatory assessments	387	418	506	(7)	(24)
Promotion and advertising	104	120	232	(13)	(55)
Directors’ fees	164	144	198	14	(17)
Foundation donation and other contributions	811	725	636	12	28
Other expenses	892	929	1,082	(4)	(18)
Total noninterest expense	$14,826	$14,233	$14,037	4%	6%

Second Quarter 2026 vs. First Quarter 2026
Noninterest expense increased by $593 thousand, or 4%, primarily due to higher salaries and employee benefits.

◦Salaries and Employee Benefits: Increased by $457 thousand, primarily due to annual salary adjustments effective April 2026 and higher incentive accruals driven by increased loan production, partially offset by lower vacation accruals.

Second Quarter 2026 vs. Second Quarter 2025
Noninterest expense increased by $789 thousand, or 6%, primarily due to higher salaries and employee benefits, and increased occupancy and equipment, partially offset by lower other expenses.

◦Salaries and Employee Benefits: Increased by $658 thousand, mainly driven by staffing growth and annual salary adjustments effective April 2026.
◦Occupancy and equipment: Increased by $317 thousand, primarily due to the expiration of a common-area-maintenance concession on a lease that benefited the prior period.
◦Other expenses: Decreased by $190 thousand, primarily due to lower customer service expense following the previously discussed currency exchange account closures.

Income Tax Expense

Second Quarter 2026 vs. First Quarter 2026
Income tax expense increased by $388 thousand to $3.1 million, primarily due to higher pre-tax income, while the effective tax rate increased modestly to 27.8% from 27.0%.

Second Quarter 2026 vs. Second Quarter 2025
Income tax expense increased by $951 thousand to $3.1 million, primarily due to higher pre-tax income. The effective tax rate increased to 27.8% from 25.0%, mainly reflecting the absence of a one-time deferred tax asset revaluation recognized in the prior-year period and the impact of federal tax law changes effective in 2026.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
CRE	$1,190,117	$1,173,366	$1,021,431	1%	17%
SBA	278,554	284,182	263,424	(2)	6
C&I	221,623	219,367	193,359	1	15
Home mortgage	568,512	556,952	593,256	2	(4)
Consumer & other	255	392	110	(35)	132
Gross loans	$2,259,061	$2,234,259	$2,071,580	1%	9%

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 2Q2026 vs.
	2Q2026		1Q2026		2Q2025		1Q2026	2Q2025
	Amount	Rate	Amount	Rate	Amount	Rate
CRE	$92,042	6.78%	$83,333	6.48%	$39,734	7.00%	10%	132%
SBA	32,403	7.94	33,528	7.99	33,811	8.64	(3)	(4)
C&I	8,321	7.28	8,489	7.00	3,136	7.72	(2)	165
Home mortgage	36,574	5.94	7,059	6.03	54,837	6.64	418	(33)
Consumer and other	—	—	—	—	—	—	—	—
Gross loans (1)	$169,340	6.85%	$132,409	6.87%	$131,518	7.29%	28%	29%

(1)Excludes changes in line utilization.

The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	2Q2026	1Q2026	2Q2025
Beginning Balance	$2,234,259	$2,193,669	$2,043,885
Originations	169,340	132,409	131,518
Net change in line utilization	35,399	28,712	27,287
Purchases	5,426	—	1,750
Sales	(51,907)	(29,438)	(26,734)
Payoffs & paydowns	(123,664)	(98,703)	(91,437)
Other	(9,792)	7,610	(14,689)
Total	24,802	40,590	27,695
Ending balance	$2,259,061	$2,234,259	$2,071,580

The following table presents the composition of gross loans by interest rate type accompanied by the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	2Q2026		1Q2026		2Q2025
	%	Rate	%	Rate	%	Rate
Fixed rate	28%	5.77%	29%	5.70%	31%	5.54%
Hybrid rate	41	6.05	40	6.00	40	5.81
Variable rate	31	6.90	31	6.86	29	8.16
Gross loans	100%	6.24%	100%	6.18%	100%	6.42%

The following table presents the maturity of gross loans by interest rate type accompanied by the weighted average contractual rates for the periods indicated:

($ in thousands)	As of June 30, 2026
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$159,578	5.47%	$277,011	6.55%	$192,938	4.90%	$629,527	5.77%
Hybrid rate	—	—	197,537	5.28	741,366	6.26	938,903	6.05
Variable rate	138,125	7.04	170,809	6.91	381,697	6.84	690,631	6.90
Gross loans	$297,703	6.20%	$645,357	6.26%	$1,316,001	6.24%	$2,259,061	6.24%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Allowance for credit losses on loans, beginning	$28,406	$27,975	$25,368	$431	$3,038
(Reversal of) provision for credit losses on loans	(131)	400	1,255	(531)	(1,386)
Gross charge-offs	(224)	(31)	(542)	(193)	318
Gross recoveries	49	62	205	(13)	(156)
Net (charge-offs) recoveries	(175)	31	(337)	(206)	162
Allowance for credit losses on loans, ending	$28,100	$28,406	$26,286	$(306)	$1,814

Allowance for credit losses on off-balance sheet exposure, beginning	$286	$274	$409	$12	$(123)
(Reversal of) provision for credit losses on off-balance sheet exposure	(18)	12	(49)	(30)	31
Allowance for credit losses on off-balance sheet exposure, ending	$268	$286	$360	$(18)	$(92)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Accruing loans 30-89 days past due (1)	$10,486	$9,311	$9,804	13%	7%
As a % of gross loans	0.46%	0.42%	0.47%	4 bps	(1) bps

Nonaccrual loans (2)(3)	$16,372	$18,297	$8,916	(11)%	84%
Loans 90 days or more past due, accruing	892	—	—	NM	NM
Nonperforming loans (3)	17,264	18,297	8,916	(6)	94
OREO	—	—	1,237	—	(100)
Nonperforming assets (3)	$17,264	$18,297	$10,153	(6)%	70%

Nonperforming loans to gross loans	0.76%	0.82%	0.43%	(6) bps	33 bps
Nonperforming assets to gross loans & OREO	0.76	0.82	0.49	(6) bps	27 bps
Nonperforming assets to total assets	0.63	0.68	0.40	(5) bps	23 bps

Criticized loans (4)(5) by risk categories:
Special mention loans	$8,834	$10,141	$9,257	(13)%	(5)%
Classified loans (6)	24,594	23,094	14,501	6	70
Total criticized loans	$33,428	$33,235	$23,758	1%	41%

Classified loans to gross loans	1.09%	1.03%	0.70%	6 bps	39 bps
Criticized loans to gross loans	1.48	1.49	1.15	(1) bps	33 bps

Allowance for credit losses ratios:
As a % of gross loans	1.24%	1.27%	1.27%	(3) bps	(3) bps
As a % of nonperforming loans	163	155	295	8%	(132)%
As a % of nonperforming assets	163	155	259	8	(96)
As a % of classified loans	114	123	181	(9)	(67)
As a % of criticized loans	84	85	111	(1)	(27)

Net charge-offs (recoveries)	$175	$(31)	$337	NM	(48)%
Net charge-offs (recoveries) (7) to average gross loans	0.03	(0.01)	0.06	4 bps	(3) bps

(1)Excludes the guaranteed portion of loans totaling $947 thousand as of March 31, 2026. There was no guaranteed portion as of June 30, 2026 and 2025.
(2)Excludes loans held-for-sale.
(3)Excludes the guaranteed portion of loans totaling $30.5 million, $30.8 million and $13.9 million as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(4)Excludes the guaranteed portion of loans totaling $35.8 million, $35.9 million and $17.1 million as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(5)Consists of special mention, substandard, doubtful and loss categories.
(6)Consists of substandard, doubtful and loss categories.
(7)Annualized.

Overall credit quality remained stable during the quarter. The allowance for credit losses on loans remained adequate at 1.24% of gross loans.
◦Accruing loans 30-89 days past-due increased by $1.2 million, primarily driven by $4.3 million inflows into this category, mainly home mortgage loans, partially offset by $2.2 million migrating to nonaccrual loans, largely SBA loans.
◦Nonperforming loans decreased by $1.0 million, primarily driven by the payoff of a $4.1 million CRE loan, partially offset by $3.3 million of loans migrating into nonaccrual status.
◦Criticized loans increased modestly by $193 thousand, primarily due to $7.0 million of loan downgrades, mostly offset by $4.5 million in payoffs, including the aforementioned $4.1 million CRE loan, $1.5 million of upgrades, and $837 thousand of principal payments.

Deposits

($ in thousands)	As of						% Change 2Q2026 vs.
	2Q2026		1Q2026		2Q2025
	Amount	%	Amount	%	Amount	%	1Q2026	2Q2025
Noninterest-bearing deposits	$552,300	23%	$546,550	24%	$565,683	25%	1%	(2)%
Money market deposits and others	426,501	18	398,756	17	431,252	19	7	(1)
Time deposits	1,389,538	59	1,381,988	59	1,257,793	56	1	10
Total deposits	$2,368,339	100%	$2,327,294	100%	$2,254,728	100%	2%	5%

As of June 30, 2026 vs. March 31, 2026
Total deposits increased by $41.0 million or 2%, primarily driven by a $27.7 million increase in money market deposits and others deposits. The growth was primarily attributable to higher balances from existing customers, as well as the addition of new retail accounts.
As of June 30, 2026 vs. June 30, 2025
Total deposits increased by $113.6 million or 5%, primarily driven by a $131.7 million increase in time deposits. The growth in time deposits was mainly due to new customers opening retail CD accounts, reflecting continued demand for higher-yielding products, together with higher balances from existing wholesale CD accounts.

The following table sets forth the maturity of time deposits as of June 30, 2026:

	As of June 30, 2026
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$328,950	$182,357	$135,495	$98,715	$869	$746,386
Time deposits ($250 or less)	273,066	210,667	75,238	82,213	1,968	643,152
Total time deposits	$602,016	$393,024	$210,733	$180,928	$2,837	$1,389,538
Weighted average rate	3.91%	3.98%	3.80%	3.92%	2.68%	3.91%

CAPITAL

On July 23, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per share. The dividend is payable on or about August 20, 2026, to shareholders of record as of the close of business on August 6, 2026. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. During the second quarter of 2026, no shares were repurchased under the repurchase program approved in August 2025.

	OP Bancorp (1)	Open Bank	Well- Capitalized Requirement	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios (3):
Total capital	13.32%	13.35%	10.00%	10.50%
Tier 1 capital	10.98	12.10	8.00	8.50
CET1 capital	10.98	12.10	6.50	7.00
Tier 1 leverage	9.21	10.15	5.00	4.00

(1)Regulatory capital requirements apply only to Open Bank, and OP Bancorp’s ratios are presented solely for information purposes.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers. This buffer does not apply and is not included in the tier 1 leverage ratio.

OP Bancorp (1)				% or Basis Point Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Risk-Based Capital Ratios:
Total capital	13.32%	13.17%	12.26%	15 bps	106 bps
Tier 1 capital	10.98	10.83	11.01	15 bps	(3) bps
CET1 capital	10.98	10.83	11.01	15 bps	(3) bps
Tier 1 leverage	9.21	9.07	8.96	14 bps	25 bps
Risk-weighted Assets ($ in thousands)	$2,267,359	$2,244,621	$2,063,034	1%	10%

(1)Regulatory capital requirements apply only to Open Bank, and OP Bancorp’s ratios are presented solely for information purposes.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank operates general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada, serving small- and medium-sized businesses, professionals, and local residents with a particular focus on Korean and other Asian communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has one loan production office in Bellevue, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part II, Item 1A, of our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and in our other filings with the Securities and Exchange Commission. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact
Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands, except share and per share data)	As of			% Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Assets
Cash and due from banks	$21,812	$12,842	$16,592	70%	31%
Interest-bearing deposits with banks	153,239	147,418	188,796	4	(19)
Cash and cash equivalents	175,051	160,260	205,388	9	(15)
AFS debt securities, at fair value	202,506	209,006	175,000	(3)	16
Other investments	18,824	17,213	17,101	9	10
Loans held-for-sale	21,305	9,498	20,016	124	6
CRE	1,190,117	1,173,366	1,021,431	1	17
SBA	278,554	284,182	263,424	(2)	6
C&I	221,623	219,367	193,359	1	15
Home mortgage	568,512	556,952	593,256	2	(4)
Consumer and other	255	392	110	(35)	132
Gross loans	2,259,061	2,234,259	2,071,580	1	9
Allowance for credit losses on loans	(28,100)	(28,406)	(26,286)	(1)	7
Net loans	2,230,961	2,205,853	2,045,294	1	9
Premises and equipment, net	5,298	5,516	6,852	(4)	(23)
Accrued interest receivable	10,172	10,683	9,991	(5)	2
Servicing assets	10,280	9,834	10,572	5	(3)
Company owned life insurance	23,975	23,794	23,259	1	3
Deferred tax assets, net	12,456	12,417	12,633	0	(1)
Other real estate owned ("OREO")	—	—	1,237	—	(100)
Operating right-of-use assets	7,732	8,253	9,887	(6)	(22)
Other assets	25,746	26,300	26,365	(2)	(2)
Total assets	$2,744,306	$2,698,627	$2,563,595	2%	7%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$552,300	$546,550	$565,683	1%	(2)%
Money market and others	426,501	398,756	431,252	7	(1)
Time deposits greater than $250	746,386	743,153	643,350	0	16
Other time deposits	643,152	638,835	614,443	1	5
Total deposits	2,368,339	2,327,294	2,254,728	2	5
FHLB advances	75,000	75,000	50,000	—	50
Subordinated note	24,629	24,607	—	0	NM
Accrued interest payable	15,949	15,181	15,720	5	1
Operating lease liabilities	9,865	10,508	12,243	(6)	(19)
Other liabilities	11,881	13,326	17,186	(11)	(31)
Total liabilities	2,505,663	2,465,916	2,349,877	2	7
Shareholders' equity:
Common stock	73,018	73,018	72,984	—	0
Additional paid-in capital	12,128	11,995	11,484	1	6
Retained earnings	164,624	158,730	143,114	4	15
Accumulated other comprehensive loss, net of tax	(11,127)	(11,032)	(13,864)	1	(20)
Total shareholders’ equity	238,643	232,711	213,718	3	12
Total liabilities and shareholders' equity	$2,744,306	$2,698,627	$2,563,595	2%	7%

Shares of common stock outstanding, at period-end	14,926,750	14,894,239	14,885,614	0%	0%
Book value per share	$15.99	$15.62	$14.36	2%	11%
Stockholders' equity to asset ratio	8.70%	8.62%	8.34%	1%	4%

NM — Not Meaningful

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			Change 2Q2026 vs.
	2Q2026	1Q2026	2Q2025	1Q2026	2Q2025
Interest income
Interest and fees on loans	$35,731	$34,879	$34,263	2%	4%
Interest on AFS debt securities	1,824	1,761	1,437	4	27
Other interest income	638	1,897	1,965	(66)	(68)
Total interest income	38,193	38,537	37,665	(1)	1
Interest expense
Interest on deposits	16,891	16,845	17,475	0	(3)
Interest on borrowings	744	679	469	10	59
Interest on subordinated note	490	490	—	—	100
Total interest expense	18,125	18,014	17,944	1	1
Net interest income	20,068	20,523	19,721	(2)	2
(Reversal of) provision for credit losses	(149)	412	1,206	(136)	NM
Net interest income after provision for credit losses	20,217	20,111	18,515	1	9
Noninterest income
Service charges on deposits	515	463	1,017	11	(49)
Loan servicing fees, net of amortization	974	722	900	35	8
Gains on sale of loans	3,370	2,050	1,441	64	134
Other income	792	797	610	(1)	30
Total noninterest income	5,651	4,032	3,968	40	42
Noninterest expense
Salaries and employee benefits	9,733	9,276	9,075	5	7
Occupancy and equipment	1,901	1,811	1,584	5	20
Data processing and communication	380	411	306	(8)	24
Professional fees	454	399	418	14	9
FDIC insurance and regulatory assessments	387	418	506	(7)	(24)
Promotion and advertising	104	120	232	(13)	(55)
Directors’ fees	164	144	198	14	(17)
Foundation donation and other contributions	811	725	636	12	28
Other expenses	892	929	1,082	(4)	(18)
Total noninterest expense	14,826	14,233	14,037	4	6
Income before income tax expense	11,042	9,910	8,446	11	31
Income tax expense	3,064	2,676	2,113	14	45
Net income	$7,978	$7,234	$6,333	10%	26%

EPS - basic	$0.54	$0.49	$0.42	$0.05	$0.12
EPS - diluted	0.53	0.48	0.42	0.05	0.11

Weighted average shares:
- Basic	14,903,398	14,890,929	14,859,718	0%	0%
- Diluted	14,942,130	14,930,173	14,859,718	0	1

ROAA (1)	1.18%	1.08%	1.00%	10 bps	18 bps
ROAE (1)	13.61	12.56	11.97	105 bps	164 bps
Efficiency ratio (2)	57.64	57.97	59.25	(33) bps	(161) bps

NM — Not Meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Six Months Ended
	2Q2026	2Q2025	Change
Interest income
Interest and fees on loans	$70,610	$65,952	7%
Interest on AFS debt securities	3,585	2,933	22
Other interest income	2,535	3,639	(30)
Total interest income	76,730	72,524	6
Interest expense
Interest on deposits	33,736	34,083	(1)
Interest on borrowings	1,423	1,302	9
Interest on subordinated note	980	—	NM
Total interest expense	36,139	35,385	2
Net interest income	40,591	37,139	9
Provision for credit losses	263	1,942	(86)
Net interest income after provision for credit losses	40,328	35,197	15
Noninterest income
Service charges on deposits	978	2,017	(52)%
Loan servicing fees, net of amortization	1,696	1,907	(11)
Gains on sale of loans	5,420	3,460	57
Other income	1,589	1,400	14
Total noninterest income	9,683	8,784	10
Noninterest expense
Salaries and employee benefits	19,009	17,851	6
Occupancy and equipment	3,712	3,165	17
Data processing and communication	791	602	31
Professional fees	853	825	3
FDIC insurance and regulatory assessments	805	993	(19)
Promotion and advertising	224	388	(42)
Directors’ fees	308	378	(19)
Foundation donation and other contributions	1,536	1,192	29
Other expenses	1,821	2,457	(26)
Total noninterest expense	29,059	27,851	4
Income before income tax expense	20,952	16,130	30
Income tax expense	5,740	4,237	35
Net income	$15,212	$11,893	28%

EPS - basic	$1.02	$0.79	$0.23
EPS - diluted	1.02	0.79	0.23

Weighted average shares:
- Basic	14,897,198	14,858,483	0%
- Diluted	14,936,522	14,858,483	1%

ROAA (1)	1.13%	0.96%	17 bps
ROAE (1)	13.09	11.36	173 bps
Efficiency ratio (2)	57.80	60.65	(285) bps

NM — Not Meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

ASSET QUALITY BY LOAN TYPE

($ in thousands)	2Q2026	1Q2026	2Q2025
Accruing delinquent loans 30-89 days past due by loan type (1) :
CRE	$723	$—	$—
SBA	3,173	5,374	4,509
C&I	26	9	—
Home mortgage	3,152	3,911	298
Total 30-59 days	7,074	9,294	4,807

CRE	—	—	—
SBA	972	—	1,883
C&I	77	17	—
Home mortgage	2,363	—	3,114
Total 60-89 days	3,412	17	4,997

CRE	723	—	—
SBA	4,145	5,374	6,392
C&I	103	26	—
Home mortgage	5,515	3,911	3,412
Total accruing delinquent loans 30-89 days past due	$10,486	$9,311	$9,804

Nonaccrual loans (2) by loan type:
CRE	$3,747	$7,307	$1,802
SBA	11,200	10,597	5,696
C&I	—	393	—
Home mortgage	1,425	—	1,418
Total nonaccrual	$16,372	$18,297	$8,916

Criticized loans(3) by loan type:
CRE	$7,217	$10,057	$8,816
SBA	21,859	20,016	12,949
C&I	1,390	1,620	575
Home mortgage	2,962	1,542	1,418
Total criticized	$33,428	$33,235	$23,758

(1)Excludes the guaranteed portion of loans totaling $947 thousand as of March 31, 2026. There was no guaranteed portion as of June 30, 2026 and 2025.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $30.5 million, $30.8 million and $13.9 million as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(3)Excludes the guaranteed portion of loans that were in liquidation totaling $35.8 million, $35.9 million and $17.1 million as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	2Q2026				1Q2026			2Q2025
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)		Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$128,022	$416	1.29%	(2)	$145,013	$1,326	3.66%	$147,874	$1,648	4.41%
Other investments	18,531	222	4.79		17,232	571	13.24	16,961	317	7.47
AFS debt securities, at fair value	206,877	1,824	3.53		205,247	1,761	3.43	180,193	1,437	3.19
CRE	1,171,097	18,691	6.40		1,154,515	17,814	6.26	1,028,961	16,013	6.24
SBA	314,060	6,077	7.76		292,821	5,980	8.28	283,130	6,618	9.38
C&I	206,978	3,517	6.82		212,941	3,552	6.77	195,547	3,667	7.52
Home mortgage	560,842	7,437	5.30		565,185	7,508	5.31	587,454	7,962	5.42
Consumer and other	293	9	11.76		1,287	25	7.99	76	3	15.86
Loans (2)	2,253,270	35,731	6.36		2,226,749	34,879	6.33	2,095,168	34,263	6.56
Total interest-earning assets	2,606,700	38,193	5.87		2,594,241	38,537	6.00	2,440,196	37,665	6.18
Noninterest-earning assets	87,072				76,830			83,394
Total assets	$2,693,772				$2,671,071			$2,523,590

Interest-bearing liabilities:
Money market deposits and others	$404,975	$3,174	3.14%		$393,242	$3,009	3.10%	$408,667	$3,586	3.52%
Time deposits	1,392,628	13,717	3.95		1,390,491	13,836	4.04	1,267,363	13,889	4.40
Total interest-bearing deposits	1,797,603	16,891	3.77		1,783,733	16,845	3.83	1,676,030	17,475	4.18
Borrowings	81,816	744	3.65		75,834	679	3.63	46,707	469	4.04
Subordinated note	24,622	490	7.96		24,600	490	7.97	—	—	—
Total interest-bearing liabilities	1,904,041	18,125	3.82		1,884,167	18,014	3.88	1,722,737	17,944	4.18
Noninterest-bearing liabilities:
Noninterest-bearing deposits	518,218				516,722			547,545
Other noninterest-bearing liabilities	36,969				39,756			41,624
Total noninterest-bearing liabilities	555,187				556,478			589,169
Shareholders’ equity	234,544				230,426			211,684
Total liabilities and shareholders’ equity	$2,693,772				$2,671,071			$2,523,590

Net interest income / interest rate spreads		$20,068	2.05%			$20,523	2.12%		$19,721	2.00%
Net interest margin			3.08%				3.19%			3.23%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,315,821	$16,891	2.93%		$2,300,455	$16,845	2.97%	$2,223,575	$17,475	3.15%
Total funding liabilities / cost of funds	2,422,259	18,125	3.00		2,400,889	18,014	3.04	2,270,282	17,944	3.17

	For the Six Months Ended
	2Q2026				2Q2025
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate (1)		Average Balance	Interest Income/Expense	Average Yield/Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$136,470	$1,743	2.54%	(2)	$136,038	$3,020	4.41%
Other investments	17,885	792	8.86		16,716	619	7.40
AFS debt securities, at fair value	206,066	3,585	3.48		182,409	2,933	3.22
CRE	1,162,852	36,505	6.33		1,014,772	30,993	6.16
SBA	303,499	12,057	8.01		274,589	12,825	9.42
C&I	209,943	7,069	6.79		203,781	7,445	7.37
Home mortgage	563,002	14,945	5.31		557,058	14,681	5.27
Consumer & other	787	34	8.70		154	8	11.27
Loans (3)	2,240,083	70,610	6.35		2,050,354	65,952	6.47
Total interest-earning assets	2,600,504	76,730	5.94		2,385,517	72,524	6.11
Noninterest-earning assets	81,980				80,624
Total assets	$2,682,484				$2,466,141

Interest-bearing liabilities:
Money market deposits and others	$399,141	$6,183	3.12%		$381,387	$6,671	3.53%
Time deposits	1,391,565	27,553	3.99		1,237,862	27,412	4.47
Total interest-bearing deposits	1,790,706	33,736	3.80		1,619,249	34,083	4.24
Borrowings	78,841	1,423	3.64		62,736	1,302	4.19
Subordinated note	24,612	980	7.96		—	—	—
Total interest-bearing liabilities	1,894,159	36,139	3.85		1,681,985	35,385	4.24
Noninterest-bearing liabilities:
Noninterest-bearing deposits	517,474				534,870
Other noninterest-bearing liabilities	38,355				39,829
Total noninterest-bearing liabilities	555,829				574,699
Shareholders’ equity	232,496				209,457
Total liabilities and shareholders’ equity	$2,682,484				$2,466,141

Net interest income / interest rate spreads		$40,591	2.09%			$37,139	1.87%
Net interest margin			3.13%				3.12%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,308,180	$33,736	2.95%		$2,154,119	$34,083	3.19%
Total funding liabilities / cost of funds	2,411,633	36,139	3.02		2,216,855	35,385	3.22

(1)Annualized.
(2)Interest income includes a one-time $739 thousand adjustment recorded during the second quarter of 2026 related to the correction of prior-period interest accruals on the Federal Reserve Bank account.
(3)Includes loans held-for-sale.